Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is entered into effective as of March 24, 2015 (the “Effective Date”) by and among eFleets Corporation, a Nevada corporation formerly known as Numbeer, Inc. (“eFleets”), Good Earth Energy Conservation, Inc., a Delaware corporation that is wholly-owned by eFleets (“Good Earth”) and DFW-USA, Inc., a Georgia corporation (“Purchaser”). Good Earth, eFleets and Purchaser are each referred to herein as a “Party” and collectively as the “Parties.”

Recitals

Purchaser desires to purchase all right, title and interest in the Purchased Collateral (as defined in Section 1.1(a)) and Good Earth has agreed to sell all right, title and interest in the Purchased Collateral to Purchaser according to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties agree as follows:

1.	Background

1.1. Security Agreement, Zeus $750,000 Note and Zeus Financing Statement.

(a) Zeus Corporation, a Marshall Islands corporation (“Zeus”) and Good Earth are parties to that certain Security Agreement dated April 1, 2012 (the “Security Agreement”) and that certain Renewal, Extension and Modification of Secured Convertible Promissory Note of Good Earth Energy Conservation, Inc. dated April 1, 2012 with a principal amount of $750,000 wherein Good Earth is the debtor and Zeus is the creditor (the “Zeus $750,000 Note”). Pursuant to the Security Agreement, the UCC Financing Statement attached hereto as Attachment A has been filed with the Delaware Department of State (the “Zeus Financing Statement”). For purposes of this Agreement, the term “Equipment” shall have the same meaning that such term is defined in “Exhibit A” to the Zeus Financing Statement; and the term “Intellectual Property” shall have the same meaning that such term is defined in “Exhibit A” to the Zeus Financing Statement and the “Purchased Collateral” means the Equipment and the Intellectual Property.

(b) The Intellectual Property includes, but is not limited to, the following:

(i) U.S. Trademark Registration No. 85634411 for the word mark “FIREFLY ESV”;

(ii) U.S. Trademark Registration No. 77918286 for the word mark “FIREFLY”;

(iii) the common law trademark rights that have been established by Good Earth and/or eFleets to the following marks: EFLEETS word mark, ESSENTIAL SERVICE VEHICLE word mark and the eFleets logo depicting a “Z” at an angle within a circle and “eFleets Electric Utility Vehicles” to the right of the “Z” at an angle within a circle;

(iv) the Solidworks software license used for drawing designs of Good Earth’s Firefly vehicle;

(v) all files created by Good Earth’s personnel using the Solidworks licensed software;

(vi) microchip C based software for the green board, accessory board, BMS, e-brake and gauge pod for Good Earth’s Firefly vehicle;

(vii) electronic layouts for the green board, accessory board, BMS, e-brake and gauge pod for Good Earth’s Firefly vehicle;

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(viii) designs for wire harness connectivity and signal charts for Good Earth’s Firefly vehicle;

(ix) bill of materials (“BOM”) comprising multi-level parts lists for the Firefly vehicle;

(x) vendor lists;

(xi) customer, dealer and prospect lists;

(xii) plastic mold tools and the location of those tools at vendor locations;

(xiii) all domain names used in the Good Earth business including, but not limited to, the following (such domain names are collectively referred to herein as the “Good Earth Domains”): fireflyesv.com and goodearthec.com.

(xiv) all information stored on computers or electronic devices that are Equipment;

(xv) all email addresses corresponding to the Good Earth Domains; and

(xvi) all emails sent or received from any of the Good Earth Domains.

(c) The Purchased Collateral does not include the following assets (collectively referred to herein as the “Excluded Collateral”):

(i) Good Earth’s accounts receivable and inventory; together with all accessions, appurtenances and additions to and substitutions for any of the foregoing, all renewals and replacements of any of the foregoing, and all proceeds of the foregoing which foregoing assets are collateral pursuant to those certain UCC Financing Statements filed with the Delaware Department of State and the Texas Secretary of State on April 10, 2012 which designate Good Earth as the debtor and Fort Worth EV Investors L.L.C. as the secured party wherein all references to “foregoing” in this paragraph are expressly limited to only those items listed in this paragraph;

(ii) A Mitsubishi Forklift FBC15N-AC S/N A4BC110246 and all equipment parts, accessories, substitutions, additions, accessions and replacements thereto and thereof, now or hereafter installed in, affixed to, or used in conjunction therewith and the proceeds thereof, together with all installment payments, insurance proceeds, other proceeds and payments due and to become due arising from or relating to the above-described forklift equipment which forklift equipment is collateral pursuant to that certain UCC Financing Statement filed with the Delaware Department of State on July 5, 2012 which designates Good Earth as the debtor and Wells Fargo Bank, N.A. as the secured party;

(iii) Good Earth’s accounts receivables, contract rights and general intangibles as they relate to such accounts owned by Good Earth, whether liquidated or unliquidated, the balance of any deposit accounts, reserve accounts, credit balances or other reserves of any kind maintained by Good Earth with or by secured for the benefit of Good Earth, all present and future accounts receivables, general intangibles, chattel paper, documents, instruments, cash and non-cash proceeds, judgments, claims, rights to payment, lawsuits, and other disposition of or collections with respect to, or insurance proceeds payable with respect to, or claims against any other person or entity with respect to all or any part of the collateral, the reserve account, all present and future security for the payment to Good Earth of any of the collateral and goods which gave or will give rise to any such collateral or are evidenced, identified, or represented therein of thereby, proceeds and products of any kind of the foregoing in any form which foregoing assets are collateral pursuant to those certain UCC Financing Statements filed with the Delaware Department of State and the Texas Secretary of State on August 2, 2013 and the Delaware Department of State on October 1, 2013 which designate Good Earth as the debtor and Catalyst Finance, L.P. as the secured party wherein all references to “foregoing” or “with respect to” in this paragraph are expressly limited to only those items listed in this paragraph;

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(iv) A GMC truck that has been financed through Ally Bank; and

(v) any other Good Earth assets that are not otherwise Equipment or Intellectual Property or assets identified in items (i) through (iv) above.

(d) Section 1 of the Security Agreement provides in part as follows (the “Company” is defined in the Security Agreement as Good Earth and the “Secured Party” is defined in the Security Agreement as Zeus):

“The Security Interest shall secure the payment and performance of a Secured Convertible Promissory Note of even date herewith in the principal amount of Seven Hundred Fifty Thousand Dollars ($750,000.00) (the “Note”) and the payment and performance of all other liabilities and obligations of Company to Secured Party of every kind and description, direct or indirect, absolute or contingent, due to become due now existing or hereafter arising.”

(e) As of the Effective Date, the Zeus $750,000 Note has unpaid accrued interest in the amount of $237,423 and no amount of the original principal of the Zeus $750,000 Note has been repaid to Zeus.

1.2. First Group Notes; Default of Security Agreement.

(a) Zeus and Good Earth are parties to certain Convertible Promissory Notes as summarized in the following table wherein Zeus is the creditor and Good Earth is the debtor (such Convertible Promissory Notes are collectively referred to herein as the “First Group Notes”):

First Group Notes

Principal Amount	Note Date	Maturity Date
$40,000	January 17, 2014	January 17, 2015
$35,000	January 10, 2014	January 10, 2015
$25,000	January 6, 2014	January 6, 2015
$200,000	December 17, 2013	December 17, 2014
$75,000	November 13, 2013	November 13, 2014
$100,000	October 29, 2013	October 29, 2014
$20,000	October 16, 2013	October 16, 2014
$130,000	September 26, 2013	September 26, 2014
$625,000.00

(b) The security interest granted to Zeus pursuant to the Security Agreement secures Good Earth’s payment and performance of all liabilities and obligations of Good Earth to Zeus under the First Group Notes.

(c) As of the Effective Date, the First Group Notes have unpaid accrued interest in the amount of $67,100.27 and no amount of the original principal of each of the First Group Notes has been repaid to Zeus.

(d) Section 2 of each of the First Group Notes provides as follows: “Subject to the other provisions of this Note, the Outstanding Balance shall be due and payable in cash on the first annual anniversary date of this Note.” The Maturity Date designated in the above table is the “first annual anniversary date” of each of the First Group Notes.

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(e) Section 5.1 of each of the First Group Notes provides in part as follows (the “Company” is defined in the First Group Notes as Good Earth):

“Each of the following shall constitute an event of default (each an “Event of Default”):

(a) the Company fails to make any payment under this Note when the same becomes due and payable and such default shall continue for a period of twelve (12) days;

(b) the Company shall … (v) become insolvent (as such term may be defined or interpreted under any applicable statute); …”

(f) eFleets’ Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on August 28, 2014 for the quarter ended on June 30, 2014 states that eFleets’ total assets (as consolidated with eFleets’ wholly-owned subsidiary Good Earth) is $666,686 and eFleets’ total current liabilities (as consolidated with eFleets’ wholly-owned subsidiary Good Earth) is $5,471,635. As of the Effective Date, eFleets has not filed a Form 10-Q with the SEC for the quarter ended on September 30, 2014 and eFleets has not filed a Form 10-K with the SEC for the year ended on December 31, 2014. As of the Effective Date, Good Earth and eFleets are insolvent as a result of eFleets’ total current liabilities (as consolidated with eFleets’ wholly-owned subsidiary Good Earth) exceeding eFleets’ total assets (as consolidated with eFleets’ wholly-owned subsidiary Good Earth).

(g) As of the Effective Date, each of the First Group Notes is in default as a result of Good Earth failing to pay Zeus the outstanding indebtedness under each of the First Group Notes and as a result of Good Earth being insolvent.

(h) Section 5.1 of the Zeus $750,000 Note provides in part as follows (the “Company” is defined in the Zeus $750,000 Note as Good Earth and the “Holder” is defined in the Zeus $750,000 Note as Zeus):

“Each of the following shall constitute an event of default (each an “Event of Default”):

(c) the Company (i) fails in any material respect to make any payment when due under the terms of any bond, debenture, note or other evidence of indebtedness (excluding this Note and trade payables, but including any other evidence of indebtedness of Company to Holder) and such failure shall continue beyond any period of grace provided with respect thereto, or (ii) default in any material respect in the observance or performance of any other agreement, term or condition contained in any such bond, debenture, note or other evidence of indebtedness;”

(i) Good Earth’s failure to make payment within twelve (12) days after the maturity date of each of the First Group Notes constitutes an event of default of the Zeus $750,000 Note pursuant to Section 5.1(c) of the Zeus $750,000 Note.

(j) Section 4 of the Security Agreement provides as follows: “The occurrence of any Event of Default as defined in the Note shall be an event of default hereunder (“Event of Default”).” As a result of the occurrence of events of default pursuant to the Zeus $750,000 Note and each of the First Group Notes, the Security Agreement is in default. Good Earth’s default pursuant to the Security Agreement entitles Zeus to exercise the remedies set forth in Section 5 of the Security Agreement.

(k) As of the Effective Date, the total principal and interest owed by Good Earth pursuant to the Zeus $750,000 Note and the First Group Notes is $1,679,523.27.

(l) Zeus has assigned to Purchaser all of its rights and obligations pursuant to the Zeus $750,000 Note, the First Group Notes and the Security Agreement.

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1.3. Vendor Purchase Order Funding Agreements; Purchase Price Advance Agreements. Purchaser, Good Earth and eFleets have entered into the following agreements which have provided for Purchaser’s advance to Good Earth, in the case of the Purchase Price Advance Agreements, or payment directly by Purchaser to Good Earth’s battery vendor, in the case of the Vendor Purchase Order Funding Agreements, of the amounts indicated below which agreements provide, among other things, for Purchaser’s right to apply the advance amounts to Purchaser’s purchase price for the purchase of the Purchased Collateral.

Agreement	Date	Amount
Vendor Purchase Order Funding Agreement	January 30, 2015	$35,200
Purchase Price Advance Agreement	February 3, 2015	$35,000
Purchase Price Advance Agreement	February 4, 2015	$23,488
Purchase Price Advance Agreement	February 12, 2015	$129,000
Purchase Price Advance Agreement	February 25, 2015	$55,000
Vendor Purchase Order Funding Agreement	March 11, 2015	$22,000
Purchase Price Advance Agreement	March 12, 2015	$75,000
Total:		$374,688

2.	Purchase and Sale of the Purchased Collateral

2.1. Purchased Collateral. Good Earth hereby sells, assigns, transfers, conveys and delivers to Purchaser, and Purchaser hereby purchases, acquires and accepts from Good Earth the Purchased Collateral.

2.2. Excluded Assets. Notwithstanding the foregoing, all other assets of Good Earth, including without limitation the following assets, are excluded from the Purchased Collateral (the “Excluded Assets”):

(a) all cash and cash equivalents on hand and in banks, certificates of deposit, commercial paper, stocks, bonds and other liquid investments of Good Earth;

(b) Good Earth’s accounts receivables before, on or after the Effective Date;

(c) Good Earth’s rights under or pursuant to this Agreement (including, without limitation, Good Earth’s rights to the Purchase Price (as defined in Section 3.1));

(d) Good Earth’s insurance policies and any proceeds paid therefrom;

(e) Good Earth’s general ledger and accounting records;

(f) the Excluded Collateral; and

(g) any contract, whether express or implied, to which either Good Earth or eFleets are a party.

3.	Purchase Price

3.1. Amount of Purchase Price. In consideration for the purchase of the Purchased Collateral, Purchaser agrees to pay a purchase price of $2,280,000 (the “Purchase Price”). The Purchase Price shall be paid as follows:

(a) The release, as of the Effective Date, by Purchaser, as the assignee of the Zeus $750,000 Note, of all outstanding principal and interest owed by Good Earth pursuant to the Zeus $750,000 Note which outstanding principal and interest as of the Effective Date equals $987,423.00;

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(b) The release, as of the Effective Date, by Purchaser, as the assignee of the First Group Notes, of all outstanding principal and interest owed by Good Earth pursuant to the First Group Notes which outstanding principal and interest as of the Effective Date equals $692,100.27;

(c) Purchaser’s advances in the total amount of $374,688.00 as described in Section 1.3 which advances have been paid to Good Earth prior to the Effective Date;

(d) $85,000 paid to Good Earth by wire transfer on the Effective Date; and

(e) $140,788.73 paid to Good Earth by wire transfer on the later of April 1, 2015 or completion of the Post Closing Deliverables (as defined in Section 6.3) to the reasonable satisfaction of Purchaser.

3.2. Termination of Zeus Financing Statement. Upon completion of the Post Closing Deliverables to the reasonable satisfaction of Purchaser and provided that neither Good Earth nor eFleets have breached any of their respective representations and warranties in this Agreement, Good Earth shall be authorized to file a UCC Financing Statement Amendment to terminate the Zeus Financing Statement.

3.3. Excluded Liabilities. Purchaser does not assume any liabilities, contracts, commitments or other obligations of Good Earth or eFleets, whether direct or indirect, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated (the “Excluded Liabilities”).

3.4. Retained Liabilities. Purchaser shall not assume and shall have no liability or obligation for, any obligations, commitments or liabilities of Good Earth or eFleets, whether known or unknown, accrued or not accrued, fixed or contingent, including but not limited to (a) costs and expenses of Good Earth and eFleets incurred in the negotiation of this Agreement and carrying out the transactions contemplated hereby, including any finder, banker, banker and legal fees; and (b) obligations, commitments or liabilities of Good Earth or eFleets arising under or from or relating to (i) any contract or purchase order; (ii) any Taxes, including without limitation, Taxes attributable to Good Earth’s business; (iii) any litigation, arbitration, investigation, proceeding or claim pertaining to the Purchased Collateral, to the extent based on a cause of action arising prior to the Closing, whether such litigation, arbitration, investigation, proceeding or claim commences before or after the Closing; (iv) any litigation, arbitration, investigation, proceeding or claim pertaining to Good Earth or Good Earth’s business, to the extent based on a cause of action arising at any time, whether such litigation, arbitration, investigation, proceeding or claim commences before, on or after the Closing; (v) Good Earth’s employees or other service providers, including without limitation, provision of benefits or payment for employment or services, paid time off or severance; (vi) Good Earth’s accounts payable or amounts owing to vendors, licensors, creditors or other Persons; and (vii) the Excluded Assets (collectively, the “Retained Liabilities”). All Retained Liabilities are Excluded Liabilities. For purposes of this Agreement, “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or governmental entity; and “Taxes” means any federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including but not limited to all net income, gross income, sales and use, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by a governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes.

3.5. Allocation of the Purchase Price. The Purchase Price shall be allocated among each item or class of the Purchased Collateral as follows: $23,112 as Class V Assets, $50,000 as Class VI Assets, and $2,206,888 as Class VII Assets, as such asset classes are designated on Form 8594 of the Internal Revenue Service. Good Earth and Purchaser agree that they will prepare and file their federal and any state or local income tax returns based on such allocation of the Purchase Price. Good Earth and Purchaser agree that they will prepare and file any notices or other filings required pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended, and that any such notices or filings will be prepared based on such allocation of the Purchase Price.

3.6. Certain Taxes and Expenses. Purchaser shall pay all sales, use, transfer, documentary stamp and other similar taxes and all recording, filing and other fees and costs with respect to the sale and purchase of the Purchased Collateral (other than any federal or state income tax on any gain recognized by Good Earth on the sale of the Purchased Collateral). Good Earth and Purchaser shall each bear its respective accounting, legal, financial advisory and other expenses incurred in connection with the transactions contemplated by this Agreement.

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4.	Mutual Representations and Warranties

Each Party represents and warrants to the other Party that the following representations and warranties as to such Party are true, accurate and complete as of the date hereof:

4.1. Organization and Good Standing. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia. Good Earth is a corporation duly incorporated and in good standing under the laws of the State of Delaware. eFleets is a corporation duly incorporated and in good standing under the laws of the State of Nevada. Each Party has all requisite power and authority to execute and deliver and perform its obligations under this Agreement.

4.2. Authorization. The execution and delivery of this Agreement and performance by each Party of its obligations hereunder, and all transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of such Party. This Agreement has been, and the other agreements and documents required to be delivered by each Party in accordance with the provisions hereof will be, duly executed and delivered on behalf of each Party; and this Agreement constitutes, and such agreements and documents when executed and delivered will constitute, the valid and binding obligations of such Party, enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws from time to time in effect affecting creditor’s rights generally and by legal and equitable limitations on the availability of specific remedies.

4.3. Conflicts with Other Agreements. The execution and delivery by each Party of this Agreement and the performance by each Party of its obligations hereunder and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of or constitute a default under the Party’s organizational documents or under any contract, license, indenture, loan agreement, restriction, Encumbrance (as defined below) or other obligation or liability to which such Party is a party or by which such Party is affected or bound. For purposes of this Agreement, the term “Encumbrance” means liens, encumbrances, claims, charges, options, security interests, pledges, rights of first refusal, or other title retention agreements or restrictions of any kind whatsoever.

5.	Parent/Subsidiary Relationship of eFleets and Good Earth

Good Earth and eFleets hereby represent and warrant to Purchaser that all operations of the business of the design, engineering, assembly, marketing and sale of the Firefly vehicle (the “Firefly Business”) are conducted solely through Good Earth as between Good Earth and eFleets and no assets relating to the Firefly Business are held directly by eFleets.

6.	Closing; Closing Deliverables

6.1. Timing of Closing. The closing of the transactions contemplated hereby shall take place upon the execution of this Agreement (the “Closing”), by electronic mail, facsimile transmission, United States mail and/or overnight courier. On or promptly after the Closing, the Parties shall send the originally executed signature pages of this Agreement and all other documents required pursuant hereto to the other Party or their counsel.

6.2. Closing Deliverables. At the Closing, (a) Good Earth shall deliver to Purchaser: (i) a Bill of Sale executed by Good Earth evidencing conveyance of the Purchased Collateral to Purchaser; (ii) an Assignment of Trademark Rights in the form attached hereto as Attachment B (the “Trademark Assignment”) executed by Good Earth evidencing conveyance of the trademark registrations in the United States for the word marks “FIREFLY” and “FIREFLY ESV;” (iii) any other documents necessary for the transfer and proper recordation of ownership to Purchaser of the Purchased Collateral, each as duly executed by Good Earth; and (iv) such other documents as Purchaser may reasonably request; and (b) Purchaser shall deliver to Good Earth $85,000 by wire transfer.

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6.3. Post Closing Deliverables. At all times after the Closing, Good Earth will make the following available to Purchaser at Good Earth’s location at 7660 Pebble Drive, Fort Worth, Texas 76118 (the “Post Closing Deliverables”):

(i) All Collateral;

(ii) The opportunity to interview each employee of Good Earth and eFleets for Purchaser to assess the Intellectual Property that such employee has created for Good Earth; and

(iii) Transfer of the registrations for the Good Earth Domains into Purchaser’s name.

6.4. Good Earth’s Permitted Use of Collateral During the Permitted Use Period. After the Closing and through and until April 24, 2015 (the “Permitted Use Period”), Purchaser hereby grants to Good Earth a limited right and license to use the Purchased Collateral solely for the following limited purposes:

(i) Completion of assembly of six (6) Firefly vehicles to fulfill two purchase orders pending as of the Effective Date; and

(ii) The continuation of engineering activity on the current Firefly model.

The above limited right and license during the Permitted Use Period is referred to herein as the “Limited Use Right.” The Equipment may remain in its current location as of the Effective Date until the expiration of the Permitted Use Period at no charge to Purchaser, Good Earth or eFleets. Neither Good Earth nor eFleets have any right or license, implied or otherwise, to use the Purchased Collateral except as expressly provided in the Limited Use Right. In consideration of Purchaser granting the Limited Use Right to Good Earth during the Permitted Use Period, Good Earth hereby automatically assigns, without additional consideration or any action required by Purchaser, Good Earth or eFleets, all right, title and interest in and to all data, documentation, presentations, illustrations, software code (in any form) and other copyrightable works and any other intellectual property that is created during the Permitted Use Period by Good Earth or eFleets or any of their respective employees or independent contractors. Upon the expiration of the Permitted Use Period on April 24, 2015, Good Earth and eFleets shall cease use of any of the Purchased Collateral including, but not limited to, the trademarks assigned pursuant to this Agreement.

7.	Covenants

7.1. Further Assurances. Upon the request of any of the Parties hereto, the other Parties so requested will execute and deliver to the requesting Party, or such Party’s nominee, all such instruments and documents of further assurance or otherwise, and will do any and all such acts and things as may reasonably be required to carry out the obligations of such Party hereunder and to more effectively consummate the transactions contemplated hereby. Each Party shall provide the other Parties with access to all relevant documents and other information pertaining to the Purchased Collateral that are needed by such other Party for the purposes of prosecuting or maintaining the Registered Intellectual Property, preparing Tax Returns or responding to an audit by any governmental authority, third party claim, or for any other reasonable purpose.

7.2. Negative Covenants. Neither Good Earth nor eFleets will take any action of any kind to prevent, limit or restrict Purchaser from (i) hiring any employee or independent contractor of Good Earth or eFleets at any time, (ii) soliciting sales of the Firefly vehicle and the fulfillment of such sales; or (iii) establishing relationships with dealers of the Firefly vehicle.

8.	Miscellaneous Provisions

8.1. Expenses. Each of the Parties shall pay its own respective costs and expenses incurred or to be incurred by it in the negotiation and preparation of this Agreement and carrying out the transactions contemplated by this Agreement, including legal fees and expenses.

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8.2. Assignment. The rights and obligations of the Parties to this Agreement or any interest in this Agreement shall not be assigned, transferred, hypothecated, pledged or otherwise disposed of without the prior written consent of the nonassigning Party which consent may be withheld in such Party’s sole discretion.

8.3. Applicable Law; Arbitration. This Agreement and any documents or instruments delivered in connection herewith shall be governed and construed according to the internal laws of the State of Georgia. Disputes arising out of, relating to or in connection with this Agreement will be finally settled by binding arbitration in accordance with the Rules of Arbitration of the American Arbitration Association in force at the time of the dispute; provided, however, that in the event any dispute is related to the Intellectual Property, Purchaser shall have the option to seek relief from any court having jurisdiction over the Parties. If any action or proceeding is commenced to enforce or interpret any provision of this Agreement, the prevailing Party in any such action or proceeding shall be entitled to recover its reasonable attorneys’ fees, expert witness fees, costs of suit and expenses, in addition to any other relief to which such prevailing Party may be entitled, payable by the non-prevailing Party. The location of any arbitration proceeding shall be Atlanta, Georgia and such proceeding will be conducted before one arbitrator.

8.4. Severability. If any provision of this Agreement is held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith. If the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.5. Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, THE PURCHASED COLLATERAL IS BEING SOLD “AS IS” AS OF THE EFFECTIVE DATE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER GOOD EARTH NOR EFLEETS OR THEIR RESPECTIVE DIRECTORS, OFFICERS OR EMPLOYEES HAVE MADE ANY REPRESENTATION OR WARRANTY OF ANY KIND CONCERNING THE PURCHASED COLLATERAL OR ITS FITNESS FOR ANY PURPOSE WHATSOEVER, AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND OTHER IMPLIED WARRANTIES OF WHATEVER KIND ARE HEREBY EXPRESSLY DISCLAIMED AND EXCLUDED BY GOOD EARTH AND EFLEETS AND THEIR RESPECTIVE DIRECTORS, OFFICERS AND EMPLOYEES.

8.6. Notices. Unless otherwise provided, any notice required under this Agreement shall be given in writing (or email if expressly permitted in this Agreement) and shall be deemed effectively given (a) upon personal delivery to the Party to be notified, (b) twenty four (24) hours after confirmed facsimile transmission, (c) one (1) business day after deposit with a recognized overnight courier or (d) three (3) business days after deposit with the U.S. Postal Service by certified or registered mail, return receipt requested, postage prepaid and addressed to the address set forth on the signature page hereto, or such other address as a Party shall have furnished to the other Party in writing upon ten (10) days’ notice. Email notice that is expressly permitted in this Agreement shall be deemed delivered when sent to the email address indicated below each Party’s signature to this Agreement.

8.7. Headings; Counterparts; Facsimile and Electronic Signatures. The section headings in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section or in any way affect such section. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile or electronic mail (including pdf) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.8. Entire Agreement; Amendment. This Agreement, together with all attachments hereto, constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. This Agreement may be amended only by written instrument signed by both Parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the Effective Date.

GOOD EARTH:

Good Earth Energy Conservation, Inc.

By: /s/ James R. Emmons

Name: James R. Emmons

Its: CEO

Address:

7660 Pebble Drive

Fort Worth, Texas 76118

email: james.emmons@goodearthec.com

EFLEETS:

eFleets Corporation

By: /s/ James R. Emmons

Name: James R. Emmons

Its: CEO

Address:

7660 Pebble Drive

Fort Worth, Texas 76118

email: james.emmons@goodearthec.com

PURCHASER

DFW-USA, Inc. By: /s/ Michael R. Greenlee Name: Michael R. Greenlee Its: CEO Address: 11605 Haynes Bridge Rd, STE 150 Alpharetta, Georgia 30009 email: mike@7707090070.com

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Attachment A

Zeus Financing Statement

(see attached)

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 10:48 AM 07/29/2013
INITIAL FILING # 2013 2928241

SRV: 130927514

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James R. Emmons (817) 616-3161

B. E-MAIL CONTACT AT FILER (optional)
james.emmons@goodearthec.com

C. SEND ACKNOWLEDGMENT TO: (Name and Address)

Good Earth Energy Conservation, Inc.
Attn. James R. Emmons
7660 Pebble Dr.
Fort Worth, Texas 76118

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor's name); if any part of the Individual Debtor's name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

1a. ORGANIZATION'S NAME					
Good Earth Energy Conservation, Inc.					
OR 1b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME		ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS	CITY	STATE	POSTAL CODE		COUNTRY
7660 Pebble Dr.	**Fort Worth**	**TX**	**76118**		**USA**

2. DEBTOR'S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor's name); if any part of the Individual Debtor's name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

2a. ORGANIZATION'S NAME					
OR 2b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME		ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE		COUNTRY

3. SECURED PARTY'S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

3a. ORGANIZATION'S NAME					
Zeus Corp					
OR 3b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME		ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS	CITY	STATE	POSTAL CODE		COUNTRY
18 Place des Philosphes, 1205	**Geneva, Switzerland**				**CHE**

4. COLLATERAL: This financing statement covers the following collateral:

SEE EXHIBIT A ATTACHED HERETO AND INCORPORATED BY REFERENCE HEREIN FOR ALL PURPOSES.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent's Personal Representative

6a. Check only if applicable and check only one box: ☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility

6b. Check only if applicable and check only one box: ☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA:
Delaware Secretary of State

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

Attachment B

ASSIGNMENT OF TRADEMARK RIGHTS

For good and valuable consideration, the receipt of which is hereby acknowledged, Good Earth Energy Conservation, Inc., a Delaware corporation, having an office at 7660 Pebble Drive, Fort Worth, Texas 76118 (“Assignor”), does hereby sell, assign, transfer and convey unto DFW-USA, Inc., a Georgia corporation having a primary place of business at 11605 Haynes Bridge Road, Suite 150, Alpharetta, Georgia 30009 (“Assignee”) or its designees, all of Assignor’s entire right, title and interest in and to the trademark registrations listed below, including all goodwill of the business associated with and symbolized thereby (collectively “Trademark Rights”):

Office	Registration Date	Registration Number	Mark
United States of America	10/16/2012	4225821	FIREFLY ESV
United States of America	5/17/2011	77918266	FIREFLY

In addition, Assignor agrees to and hereby does sell, assign, transfer and convey unto Assignee all rights (i) in and to causes of action and enforcement rights for the Trademark Rights including all rights to pursue damages, injunctive relief and other remedies for past, present and future infringement of the Trademark Rights, and (ii) the right to apply (or continue prosecution) in any and all countries of the world for the Trademark Rights.

Assignor further covenants and agrees that it will upon request, execute and deliver to Assignee any other reasonably requested documents and materials that Assignee reasonably believes are necessary for Assignee to perfect its title, or otherwise enforce its rights, in the Trademark Rights.

Assignor also hereby authorizes the respective trademark office or governmental agency in each jurisdiction to issue any and all trademark registrations or equivalent which may be granted upon any of the Trademark Rights in the name of Assignee, as the assignee to the entire interest therein.

(continued on next page)

The terms and conditions of this Assignment shall inure to the benefit of Assignee, its successors, assigns and other legal representatives, and shall be binding upon Assignor, its successor, assigns and other legal representatives.

IN WITNESS WHEREOF this Assignment of Trademark Rights is executed at 7660 Pebble Drive, Fort Worth, Texas 76118 on March 24, 2015.

ASSIGNOR

GOOD EARTH ENERGY CONSERVATION, INC.

By: /s/ James R. Emmons

Name: James R. Emmons

Title: CEO

(Signature MUST be notarized)

Sworn to and subscribed before me this

24th day of March, 2015.

/s/ Notary

Notary Public

My Commission Expires: ____________